UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Orion Energy Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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June 24, 2014

Dear Fellow Shareholders:

Our 2014 Annual Meeting of Shareholders will be held on Wednesday, August 6, 2014, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

This year, we have made access to our meeting easier due to the growing number of our institutional shareholders across the country and the world. So, rather than having to attend our meeting in person, you will be able to view and listen to our meeting live via the internet. We will broadcast the meeting as a live webcast through our website, www.oesx.com, and a replay will be available on our website during the month of August. Also, if you desire to ask an appropriate question at the meeting of our Board of Directors, management or auditors, you may do so by submitting your question in writing by July 31, 2014 to Nancy Brito (nbrito@oesx.com.)

Despite access to our webcast, if you still desire to attend the meeting in person, you will need to comply with our new admission procedures. All shareholders as of the meeting record date, June 12, 2014, may attend the meeting, but must have an admission badge and photo identification in order to enter. You may request an admission badge by sending a request via mail or
e-mail using the following contact information:

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

Attn: Nancy Brito

nbrito@oesx.com

(920) 892-5410

In order to allow sufficient time for us to mail you an admission badge, your request must be received prior to 5:00 p.m., Central Time, on July 31, 2014. Admission badges will only be distributed via mail and will not be available for pick-up at the Annual Meeting.

If you are a shareholder of record (your shares are held in your name) as of the meeting record date, you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Shareowner Services. If you are a beneficial shareholder (your shares are held through a broker, bank or nominee) as of the meeting record date, you must provide current evidence of your ownership of shares as of the meeting record date with your admission request, which you can obtain from your broker, bank or nominee. No person will be allowed entry into the meeting if such person is deemed by the Company, in its discretion, to be a potential disruption to the meeting or a potential danger to the health or safety of other meeting participants.

We hope that by making access to our annual meeting easier through our website we’ll be able to reach a broader audience to hear about the exciting progress we are making at Orion.

Sincerely,

James R. Kackley
Chairman of the Board of Directors